UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2010 (January 29, 2010)

XFONE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

Commission File No. 001-32521

11-3618510
(I.R.S. Employer Identification Number)

5307 W. Loop 289
Lubbock, Texas 79414
 (Address of principal executive offices) (Zip Code)

806-771-5212
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                         Entry Into a Material Definitive Agreement.

On January 29, 2010, Xfone, Inc. (“Xfone”) entered into an agreement (the “Agreement”) with Abraham Keinan, a significant shareholder and Chairman of the Board of Xfone (“Keinan”), and AMIT K LTD, a company registered in England & Wales which is wholly owned and controlled by Keinan (“Buyer”), pursuant to which Keinan, through Buyer, agreed to purchase from Xfone, and Xfone agreed to sell, 100% of the entire issued share capital of Swiftnet Limited (“Swiftnet”), Auracall Limited, Equitalk.co.uk Limited, Story Telecom, Inc. and Story Telecom Limited (the “UK Subsidiaries”), which Xfone owns (the “Transaction”).

Pursuant to the Agreement, the consideration to be paid by Buyer and/or Keinan to Xfone shall be $3,500,000, comprised of the following three components:

1. A release by Iddo Keinan, the son of Keinan and an employee of Swiftnet (“Iddo”) and the UK Subsidiaries, of Xfone and NTS Communications, Inc. from any obligations under the loan agreement dated December 10, 2009, pursuant to which Iddo extended to Swiftnet a loan of £860,044.58 ($1,397,873)(the “Loan Agreement”), the Security Documents (as that term is defined in the Loan Agreement) and any other ancillary documents thereof, including a release from the repayment of Iddo's Loan (as that term is defined in the Agreement) and the related costs and expenses specified in Schedule A of the Loan Agreement.

2. Full redemption by Buyer and/or Keinan of the credit facility which Xfone had obtained from Bank Leumi (UK) Plc of £150,000 ($243,802), thereby releasing Xfone from its obligation to Bank Leumi (UK) Plc.

(Items 1 and 2 shall be collectively referred to as the “First Payment”).

3. Xfone shall be entitled to receive an annual earn-out payment, commencing after the accumulative EBITDA of the UK Subsidiaries, over the years beginning on the consummation of the Transaction (the “Closing”), has reached an aggregate amount equal to the First Payment and payable not later than March 31 of each successive year, calculated as follows: the product of (A) twenty percent (20%) and (B) the accumulative EBITDA of the UK Subsidiaries for the applicable year (the “Earn-Out Payments”).  The aggregate Earn-Out Payments shall be equal to but shall not exceed $1,858,325 in the aggregate (the “Earn-Out Consideration”).  In the event that Buyer and/or Keinan sell the UK Subsidiaries after the Closing and before the Earn-Out Consideration has been paid to Xfone in full and therefore Buyer and/or Keinan cannot pay the Earn-Out Payments out of the accumulative EBITDA of the UK Subsidiaries, Buyer and/or Keinan shall immediately pay to Xfone, upon Xfone’s demand, in cash, $1,858,325, less any amounts previously paid to Xfone as Earn-Out Consideration.

In connection with the Transaction, Guy Nissenson, Xfone’s President, Chief Executive Officer and director (“Nissenson”), will resign his directorship of all of the UK Subsidiaries, and Keinan will resign from his directorship of all of Xfone’s subsidiaries, other than the UK Subsidiaries.

Xfone may seek a valuation of the UK Subsidiaries and a fairness opinion in connection with the Transaction, which would be submitted to Xfone’s Audit Committee and Board of Directors for its review and consideration.  The Closing of the Transaction is subject to approval by Xfone’s Audit Committee and Board of Directors, each of which shall be obtained not later than the earlier of (a) 60 calendar days from the date of execution of the Agreement, and (b) 10 calendar days from the date of receipt of the later of the valuation or the fairness opinion.  The consummation is also subject to approval by the holders of a majority of Xfone’s common stock entitled to vote, which shall be obtained at a special meeting of Xfone’s stockholders to be held not later than July 31, 2010. In the event the approval of Xfone’s Audit Committee, Board of Directors and/or shareholders is not obtained by the prescribed dates, the Agreement will terminate.

The foregoing summary of the Agreement and Transaction described above is qualified in its entirety by reference to the definitive transaction document, a copy of which is attached as Exhibit 10.136 to this Current Report on Form 8-K.

In connection with the Agreement, Xfone and Keinan entered into a second agreement on January 29, 2010 (the “Termination Agreement”), which, subject to and upon the consummation of the Transaction, terminates a certain consulting agreement entered into between Xfone and Keinan on March 28, 2007 (the “Consulting Agreement”).  Pursuant to the Termination Agreement, Keinan waives any future monthly fees, beginning on the consummation of the Transaction, and the right to an appropriate severance package which Keinan would have been entitled to under the Consulting Agreement.

In addition, pursuant to the Termination Agreement, upon the consummation of the Transaction and for as long as Keinan remains a director of Xfone, Keinan shall be deemed a non-independent director and shall not be entitled to any compensation in connection with his directorship.

The foregoing summary of the Termination Agreement and transaction described above is qualified in its entirety by reference to the definitive transaction document, a copy of which is attached as Exhibit 10.137 to this Current Report on Form 8-K.

Item 8.01  Other Events

On January 29, 2010, Keinan, Nissenson, and Campbeltown Business Ltd, an entity owned and controlled by Nissenson and his family (“Campbeltown”) entered into an agreement (the “Keinan/Nissenson/Campbeltown Agreement”).  Pursuant to the Keinan/Nissenson/Campbeltown Agreement, subject to and upon the consummation of the Transaction, a certain Voting Agreement dated September 28, 2004 between Keinan, Nissenson and Campbeltown will be terminated, and will be simultaneously replaced with an irrevocable written appointment by Keinan of Nissenson, to act as Keinan’s proxy in respect of all shares of Xfone’s common stock that Keinan owns or holds now or in the future. The proxy is irrevocable, and will remain in effect for as long as Nissenson is the record or beneficial holder of one hundred thousand (100,000) or more shares of Xfone’s common stock or is a director or an executive officer of Xfone.

Additionally, the Keinan/Nissenson/Campbeltown Agreement provides that, (i) subject to and upon the consummation of the Transaction, and for as long as Nissenson has voting power over any shares of Xfone's common stock, in any manner whatsoever, and Keinan is a record or beneficial holder of at least 1,000,000 shares of Xfone’s common stock, Nissenson undertakes to vote “FOR” the election/re-election of Keinan as a director of Xfone at any shareholder meeting at which Keinan is standing for election/re-election, and (ii) in the event that Keinan owns less than 1,000,000 shares of Xfone’s common stock (excluding options to purchase shares of common stock), Keinan will resign as a director of Xfone.

The foregoing summary of the Keinan/Nissenson/Campbeltown Agreement and transactions described above is qualified in its entirety by reference to the definitive transaction document, a copy of which is attached as Exhibit 10.138 to this Current Report on Form 8-K.

Item 9.01                       Financial Statements and Exhibits

(a)            Not applicable.
(b)            Not applicable.
(c)            Not applicable.
(d)           Exhibits.

Exhibit No.	Description
10.136	Agreement dated January 29, 2010 by and between Xfone, Inc., Abraham Keinan, and AMIT K Limited.
10.137	Agreement dated January 29, 2010 by and between Xfone, Inc. and Abraham Keinan.
10.138	Agreement dated January 29, 2010 by and between Abraham Keinan, Guy Nissenson and Campbeltown Business Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xfone, Inc.

Date: January 29, 2010	By:	/s/ Guy Nissenson
Guy Nissenson
President, Chief Executive Officer and Director

INDEX TO EXHIBITS

Exhibit No.	Description
10.136	Agreement dated January 29, 2010 by and between Xfone, Inc., Abraham Keinan, and AMIT K Limited.
10.137	Agreement dated January 29, 2010 by and between Xfone, Inc. and Abraham Keinan.
10.138	Agreement dated January 29, 2010 by and between Abraham Keinan, Guy Nissenson and Campbeltown Business Ltd.